UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☐	Soliciting Material Under Rule 14a-12
Alliance Semiconductor Corporation
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
B. Riley & Co., Inc.
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
THAN THE REGISTRANT)

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B. RILEY & CO., INC.
11100 Santa Monica Boulevard, Suite 800
Los Angeles, California 90025
September 20, 2005
Dear Fellow Alliance Shareholders:
     I am the Chairman of B. Riley & Co., Inc. (“Riley”) which has sent you a proxy statement and GOLD PROXY CARD asking you to support Riley’s nominees for election to the board of Alliance Semiconductor Corporation (“ALSC” or the “Company”). Our proxy statement explains our nominees and our reasons for seeking a change in the ALSC board of directors.
     Riley’s goal is to see the ALSC investment portfolio used for the benefit of shareholders, by liquidating it and distributing it or using it to repurchase shares. We have made some progress toward this goal: the board of directors has stated that it intends to dispose of certain investments and use the proceeds for distributions or share repurchases.
     However, the incumbent board still remains committed to the traditional ALSC semiconductor business. In our opinion, this will require the Company to continue to expend significant capital to support that business and will lead to a continuation of the Company’s 20 straight quarters of operational losses.
     We believe ALSC’s capital should instead be used for distributions to shareholders or redemptions of shares and that the semiconductor business should be discontinued. We also believe that the Riley nominees will be better able to effect the changes needed at the Company with a fresh perspective and are more committed to providing these benefits to shareholders than the current board.
     As our proxy materials indicate, we spent time trying to reach a consensus with management over the direction of the Company and have resorted to this proxy contest only after we felt all other options had been exhausted. We urge you to support the Riley nominees by signing, dating and returning the GOLD PROXY CARD today. Please read our proxy statement that gives additional details about the election, the voting procedures and other important matters.

Very truly yours,

/s/ Bryant R. Riley

INVESTOR NOTICES
B. Riley & Co., Inc. (“Riley”) has filed a definitive proxy statement with the Securities and Exchange Commission on September 19, 2005, regarding the solicitation of proxies for the upcoming annual meeting of the stockholders of Alliance Semiconductor Corporation (the “Company”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of this proxy statement, and other relevant documents, for free at the Securities and Exchange Commission’s website located at www.sec.gov.
The following are participants, under SEC rules, in the solicitation of proxies from the Company’s stockholders in connection with the upcoming annual meeting: B. Riley & Co., Inc.; Bryant R. Riley; Alan B. Howe; Bob D’Agostino; J. Michael Gullard; C.N. Reddy; Tom Kelleher, and the following affiliates of B. Riley & Co., Inc.,: B. Riley & Co. Holdings, LLC, SACC Partners LP, Riley Investment Management LLC and B. Riley & Co. Retirement Trust. Information regarding the direct or indirect interests of these participants, by security holdings or otherwise, is set forth in the definitive proxy statement filed by B. Riley & Co., Inc. on September 19, 2005.